Exhibit 23.1

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 1998 appearing on page 24 of Crown Cork & Seal Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
November 11, 1998